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                                                                    Exhibit 24.5


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



     We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our reserve report dated July 18, 1996, relating to the estimated quantities of proved reserves of oil and gas attributable to certain interests of Alliance Resources Plc for the period ended April 30, 1996, and to the reference to us under the heading "Experts" in such Registration Statement.





                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS



Houston, Texas
February 12, 1997